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                                                                   EXHIBIT 3(ii)

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF DUPONT PHOTOMASKS, INC.

          DUPONT PHOTOMASKS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES:

          FIRST: That at a meeting of the directors of the Corporation held on September 2, 1999, the directors of the Corporation adopted resolutions approving and declaring advisable the following amendments to the Corporation's Amended and Restated Certificate of Incorporation:

          1. The first sentence of paragraph (a) of Article FOURTH of the Amended and Restated Certificate of Incorporation be amended so as to read in its entirety as follows:

          The aggregate number of shares of stock that the Corporation shall have authority to issue is 105,000,000 shares, consisting of 100,000,000 shares designated "Common Stock" and 5,000,000 shares designated "Preferred Stock".

          2. Subparagraph (b)(5) of Article FOURTH of the Amended and Restated Certificate of Incorporation be amended so as to read in its entirety as follows:

          The amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or on any distribution of the assets, of the Corporation;

          3. The first sentence of paragraph(f) of Article FOURTH of the Amended and Restated Certificate of Incorporation be amended so as to read in its entirety as follows:

          In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not carried or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock.

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     4.   Article FOURTH of the Amended and Restated Certificate of
Incorporation be amended by deleting paragraph (1) thereof in its entirety.

     5. Article SIXTH of the Amended and Restated Certificate of Incorporation be amended so as to read in its entirety as follows:

          (a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation. Except as otherwise provided for or fixed pursuant to the provisions of paragraph (b) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time by resolution of the Board of Directors.

          (b) The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of paragraph (b) of Article FOURTH of the Amended and Restated Certificate of Incorporation (the "Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I., Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders next succeeding the date of this Certificate of Amendment; Class II directors shall initially serve until the second annual meeting of stockholders next succeeding the date of this Certificate of Amendment; and Class III directors shall initially serve until the third annual meeting of stockholders next succeeding the date of this Certificate of Amendment. Commencing with the first annual meeting of stockholders next succeeding the date of this Certificate of Amendment, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

          (c) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold

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office until the next election of the class for which such directors shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

     (d) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of paragraph (b) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     (e) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of paragraph (b) of Article FOURTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors of the Corporation in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

     (f) Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

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          6.   Article SEVENTH of the Amended and Restated Certificate of
     Incorporation be amended by adding a second sentence thereto which shall read in its entirety as follows:

          Notwithstanding any other provision of the Amended and Restated Certificate of Incorporation of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or the Amended and Restated Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least 66 2/3% in voting power of the then outstanding shares of voting stock of the Corporation, voting together as a single class, shall be required in order for the stockholders of the Corporation to adopt, alter, amend or repeal any bylaw of the Corporation.

          7. Article EIGHTH of the Amended and Restated Certificate of Incorporation be amended by adding a third sentence thereto which shall read in its entirety as follows:

          Notwithstanding any other provision of the Amended and Restated Certificate of Incorporation of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or the Amended and Restated Certificate of Incorporation, any amendment, alteration or repeal of, or the adoption of any provision inconsistent with the provisions of, Article SIXTH, Article SEVENTH, Article ELEVENTH or this Article EIGHTH shall require the affirmative vote of the holders of at least 66 2/3% in voting power of the then outstanding voting stock of the Corporation, voting together as a single class.

          8. The Amended and Restated Certificate of Incorporation be amended by adding a new Article thereto, Article ELEVENTH, which shall read in its entirety as follows:

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any written consent of stockholders in lieu of a meeting of stockholders.

          SECOND: That at a meeting of the stockholders of the Corporation called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, the required percentage of shares of stock of the Corporation voted in favor of said amendments.

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          THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned officer of DuPont Photomasks, Inc. has hereunto set his hand this 15/th/ day of November 1999.


                                             DUPONT PHOTOMASKS, INC.


                                             By: /s/ John M. Lynn
                                                 -------------------------------
                                                 John M. Lynn
                                                 Executive Vice President and
                                                 General Counsel

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